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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-47314, 333-88995) and S-8 (Nos. 333-10609,
333-47233 and 333-82565) of Webhire, Inc. of our report dated October 30, 2000 except for the information presented in paragraph one and two of Note 15, for which the dates are December 29, 2000 and January 11, 2001, respectively, relating to the financial statements, and of our report dated October 30, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP


Boston, Massachusetts
January 11, 2001